Exhibit 99.1

Mabwe Minerals Commences Mining Operations at Dodge Mine

FREEHOLD, N.J., July 16, 2013 /MarketWire/ -- Mabwe Minerals Inc. (OTCQB:MBMI) (the “Company”) is pleased to announce that barite and limestone production has commenced at Dodge Mine.

The Environmental Management Agency (EMA) has completed certification of Mabwe Minerals’ Dodge Mine and issued the required permit to immediately begin mining operations. With this milestone accomplished, Mabwe Minerals’ mining & construction partner, WGB Kinsey & Company, is now on site building long term infrastructure and shaping the open pit. The Company anticipates beginning barite & limestone production this month.

For further information, view the RaptorNews 3rd Edition publication at (http://dtg.fm/Raptor-Corporate-Briefings).

Barite revenue is expected this quarter as the company begins staging qualification lots sorted by barite type for review by Steinbock Minerals, MBMI’s pending strategic partner, who specializes in the distribution of industrial minerals. Together with pending strategic partner Yasheya Limited, who specializes in the shipment of industrial minerals, Mabwe Minerals is well positioned to support multiple customer requirements in Europe and the Middle-East. In addition, MBMI is ideally positioned to support the growing oil and gas drilling fluids sector demands off the coast of Mozambique and South Africa.

With strong local demand for limestone, the Company is setting up a sales office at Dodge Mine to support local buyers. Limestone is used as a key ingredient in cement and as a fertilizer in agricultural applications. Dean Harrison, Director of Mabwe Minerals Zimbabwe (Private) Limited, noted, “We have already qualified our limestone with one of the largest cement companies in the Harare District with growing demand for qualification samples for use in agricultural applications.”

Securing the Environmental Impact Assessment (EIA) permit is a material event in that MBMI has now firmly established itself as a viable foreign investment company in the mining sector who, as an early adopter, has established compliant indigenous Zimbabwe companies. Along with its indigenous partners, the Company has completed every step of the process required by the Mining Commission from securing the Dodge Mine Certificate of Registration demonstrating ownership of Dodge Mine blocks 1-6 to securing the EIA permit allowing immediate access to the property to commence mining operations.

Al Pietrangelo, President & CEO, stated, “The EIA represents the accumulation of 18 months of hard work on behalf of our shareholders, which has resulted in acquiring Dodge Mine and WGB Kinsey & Company ownership, as well as building key strategic partnerships with PHI Commodities, Steinbock Minerals and Yasheya. We are very pleased to inform our shareholders that Dodge Mine is open for business.”

About Raptor Resources Holdings Inc.

Raptor Resources Holdings Inc. (OTCQB: RRHI) is the parent/holding company of Mabwe Minerals Inc. with a second independently operating subsidiary: TAG Minerals Inc.

To learn more about Raptor Resources Holdings and its subsidiaries, visit, www.raptorresourcesholdings.com or www.dtg.fm/RRHI-Presentation.

About Mabwe Minerals Inc.

Mabwe Minerals Inc. is a U.S. based natural resources and hard asset company engaged in the mining, logistics and commercial sales of industrial minerals and metals, with first focus on barite.  The company's operations are conducted through its Zimbabwe parent/holding affiliate, Mabwe Corporation (Private) Limited, which includes wholly owned subsidiary Mabwe Minerals Zimbabwe (Private) Limited and minority owned WGB Kinsey & Company.  Raptor Resources Holdings owns 90 million shares of Mabwe Minerals or approximately 66% of its issued and outstanding shares of common stock.

To learn more about Mabwe Minerals, visit www.dtg.fm/MBMI-Presentation.

About TAG Minerals Inc.

TAG Minerals Inc. is a U.S. based mineral/metal resource acquisition, exploration and development company. The company, with operations conducted through its indigenous affiliate TAG Minerals Zimbabwe (Private) Limited, is responsible for alluvial gold production along with the development of greenfield assets targeting bedrock gold and other viable hard assets.

Notice Regarding Forward-Looking Statements

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" ("FLS") within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. FLS include statements predictive in nature, depending upon or referring to future events/ conditions, including words like "believes," "anticipates," "intends," "plans," "expects," and similar expressions.  Statements concerning future financial performance (revenues, earnings, and growth rates), ongoing business strategies / prospects, and future actions, which may be provided by management, are also FLS as defined by the Act. The actual and any future results, performance or achievements of the Company, expressed or implied, may be materially different and vary significantly for different reporting periods due to FLS that involve known and unknown risks and other factors.  Management believes that the assumptions made and expectations reflected in the FLS are reasonable.  There is no assurance that the underlying assumptions will prove to be correct and the actual future results may be different from expectations expressed above.  These statements are not guarantees of future performance.  Raptor Resources Holdings Inc. and Mabwe Minerals Inc. have no specific intention to update these statements.

SOURCE Raptor Resources Holdings Inc./Mabwe Minerals Inc.